Exhibit 4.4

Dated 23 February 2015

(1)	ADAPTIMMUNE THERAPEUTICS LIMITED

(2)	EACH OF THE SELLERS

SHARE FOR SHARE EXCHANGE AGREEMENT

relating to Adaptimmune Limited

Strictly private and confidential

MAYER • BROWN

LONDON

THIS AGREEMENT is dated 23 February 2015 and made between:

(1)                                 ADAPTIMMUNE THERAPEUTICS LIMITED (registered number 09338148) whose registered office is at 91 Park Drive, Milton Park, Abingdon, Oxfordshire OX14 4RY (“Newco”); and

(2)                                 THOSE OF THE PERSONS whose names and addresses are listed in column 1 of Schedule 3 (Sellers’ details) who at the date of this Agreement are the registered owners of shares in the capital of Adaptimmune who have executed this Agreement below (collectively the “Sellers” and each a “Seller”).

BACKGROUND:

(A)                               Adaptimmune Limited (“Adaptimmune”) is a private company limited by shares incorporated in England and Wales on 19 December 2007 with registered number 06456741, and has a share capital comprising Ordinary Shares and Series A Preferred Shares.

(B)                               The Sellers are the registered owners of the number of shares each in the capital of Adaptimmune set out against their respective names in columns 2 and 4 of Schedule 3 (Sellers’ details) (together the “Adaptimmune Shares”) which comprise the entire issued share capital of Adaptimmune.

(C)                               Newco is a private company limited by shares incorporated in England and Wales on 3 December 2014 with registered number 09338148, and has a share capital comprising ordinary shares of £0.001 each (the “Newco Ordinary Shares”) and series A preferred shares of £0.001 each (the “Newco Preferred Shares”), of which one Newco Ordinary Share is in issue and is held by the Newco Subscriber fully paid.

(D)                               Newco has made a general offer to acquire the whole of the issued share capital of Adaptimmune and the Sellers have each agreed to transfer to Newco their respective entire holdings of Adaptimmune Shares in consideration for the issue to them by Newco of Newco Ordinary Shares and/or Newco Preferred Shares (as the case may be) in respect of and in proportion to their Adaptimmune Shares.

(E)                                The Newco Subscriber, who already holds one Newco Ordinary Share, has waived his pro-rata entitlement to consideration to the extent of one Newco Ordinary Share.

(F)                                 The transactions contemplated by this Agreement are intended to qualify as a tax-free reorganisation under section 368 of the US Internal Revenue Code of 1986, as amended.

IT IS AGREED that:

1.                                      DEFINITIONS AND INTERPRETATION

1.1                               Defined Terms

In this Agreement:

“Agreed Terms” means, in relation to any document, that document in the terms agreed between Newco and the relevant party(ies), and signed or initialled for identification purposes only by or on behalf of Newco and the relevant other party(ies) prior to the execution of this Agreement;

“Business Day” shall mean a day except a Saturday or Sunday, on which banks in the City of London are open for business generally;

“Completion” shall mean completion of the sale and purchase of the Adaptimmune Shares in accordance with Clause 4 (Completion);

“Consideration Shares” means, in aggregate, the Newco Ordinary Shares and/or Newco Preferred Shares (as the case may be) to be allotted and issued to the Sellers in accordance with Clause 3 (Consideration);

“Fidelity Letter” means the agreement between Newco, Adaptimmune and Beacon Bioventures Fund III Limited Partnership in the Agreed Terms;

“Investors’ Rights Agreement” means the agreement of that name in the Agreed Terms to be entered into between Newco, Adaptimmune and certain of the Sellers;

“NEA Letter” means the agreement between Newco, Adaptimmune and New Enterprise Associates 14, L.P. in the Agreed Terms;

“Newco Subscriber” means James Noble, who holds one Newco Ordinary Share paid up at par as at the date of this Agreement;

“Newco Warranties” means the statements set out in Schedule 1 (Newco Warranties);

“Ordinary Shares” means the ordinary shares of £0.001 each in the capital of Adaptimmune;

“Seller Warranties” means the statements set out in Schedule 2 (Seller Warranties);

“Series A Preferred Shares” means the series A preferred shares of £0.001 each in the capital of Adaptimmune;

“Shareholders Agreement” means the agreement of that name in the Agreed Terms to be entered into between Newco, Adaptimmune and the Sellers;

“Wellington Letter” means the agreement between Newco, Adaptimmune and certain of the Sellers in the Agreed Terms;

“Written Resolution” means the written resolution of the shareholders of Adaptimmune amending the articles of association of Adaptimmune by the insertion of a new article 10.6; and

“2014 Shareholders’ Agreement” means the amended and restated shareholders’ agreement relating to Adaptimmune dated 23 September 2014, which agreement will be terminated pursuant to the Shareholders Agreement.

1.2                               Contents and headings

In this Agreement, the contents page and headings are included for convenience only and shall not affect the interpretation or construction of this Agreement.

1.3                               References in the Agreement

In this Agreement, unless the context requires otherwise, any reference to:

(a)                                 a “party” or “the parties” is to a party or the parties (as the case may be) to this Agreement and includes the respective permitted assignees of a party;

(b)                                 the Background is to the statements about the background to this Agreement made above and Clause or a Schedule is to a clause of or a schedule to this Agreement;

(c)                                  this Agreement includes the Schedules which form part of this Agreement for all purposes;

(d)                                 a statute or statutory provision includes any consolidation, re-enactment, modification or replacement of the same, any statute or statutory provision of which it is a consolidation, re-enactment, modification or replacement and any subordinate legislation in force under the same from time to time except to the extent that any consolidation, re-enactment, modification or replacement enacted after the date of this Agreement would extend or increase the liability of any party to the other under this Agreement;

(e)                                  the masculine, feminine or neuter gender respectively includes the other genders, references to the singular include the plural (and vice versa);

(f)                                   a person includes any individual, firm, corporation, unincorporated associations, government, state, association, partnership or joint venture (whether or not having separate legal personality);

(g)                                  writing shall include any modes of reproducing words in a legible and non transitory form; and

(h)                                 sterling or £ or pounds or pence is to the lawful currency of the United Kingdom.

2.                                      AGREEMENT TO SELL AND PURCHASE

2.1                               Sale and purchase

Subject to the terms of this Agreement, Newco shall purchase and each of the Sellers shall sell the entire legal and beneficial ownership in the number and class of Adaptimmune Shares set opposite their respective names in columns 2 and 4 of Schedule 3 (Sellers’ details) free from all claims, liens, charges and encumbrances and together with all rights attached or accruing to such Adaptimmune Shares, including the right to all dividends and other distributions hereafter declared made or paid.

2.2                               Sellers’ covenants

Each Seller severally covenants in relation to himself only that:

(a)                                 he is the registered holder of the number and class of Adaptimmune Shares set out opposite his name in columns 2 and 4 of Schedule 3 (Sellers’ details);

(b)                                 he has the full power and the right to transfer the legal and beneficial title in the Adaptimmune Shares set out opposite his name in columns 2 and 4 of Schedule 3 (Sellers’ details);

(c)                                  the Adaptimmune Shares set out opposite his name in columns 2 and 4 of Schedule 3 (Sellers’ details) shall, on Completion, be free from all encumbrances and from all other rights exercisable by third parties;

(d)                                 he will at Completion execute such documents as are reasonably necessary to transfer the legal and beneficial title in the Adaptimmune Shares set out opposite his name in columns 2 and 4 of Schedule 3 (Sellers’ details) to Newco and secure to Newco all the rights attaching to such Adaptimmune Shares;

(e)                                  the number and class of shares set out opposite his name in columns 2 and 4 of Schedule 3 (Sellers’ details) constitute all of the Adaptimmune Shares registered in his name; and

(f)                                   the allotment and issue of Consideration Shares pursuant to this Agreement is in full satisfaction of any right which he may have (including any such right arising under the articles of association of Adaptimmune) in respect of the transfer by him of his Adaptimmune Shares, and he hereby waives any such right to the extent not fully satisfied.

2.3                               Newco’s warranties

Newco warrants (at the date of this Agreement) to each of the Sellers in the terms of the Newco Warranties. Newco acknowledges that each of the Sellers has entered into this Agreement in reliance on the Newco Warranties.

2.4                               Sellers’ warranties

Each of the Sellers warrants to Newco, severally and not jointly, in the terms of the Seller Warranties. Each of the Sellers acknowledges that Newco has entered into this Agreement in reliance on the Seller Warranties. All other obligations of the Sellers in this Agreement are given severally and not jointly.

2.5                               Waiver of pre-emption rights

Each of the Sellers irrevocably waives and shall procure the waiver of all rights of pre-emption over or other rights to restrict the transfer of the Adaptimmune Shares either by the articles of association of Adaptimmune or by the 2014 Shareholders’ Agreement (and particularly clause 7 thereof) or in any other way.

2.6                               Amendment of Adaptimmune articles

Each of the Sellers:

(a)                                 confirms that its execution of the Written Resolution constituted its prior consent for the purposes of the 2014 Shareholders’ Agreement to the amendment of the articles of association of Adaptimmune as contemplated by the Written Resolution; and

(b)                                 consents to the reorganisation to be effected pursuant to this Agreement for the purposes of the new article 10.6 inserted into the articles of association of Adaptimmune pursuant to the Written Resolution.

3.                                      CONSIDERATION

The consideration for the Adaptimmune Shares shall be wholly satisfied by the allotment and issue by Newco to each Seller of the number and class of shares in the capital of Newco as set out against his name in columns 3 and 5 of Schedule 3 (Sellers’ details) (being one hundred Newco Ordinary Shares for each Ordinary Share transferred to Newco and one hundred Newco Preferred Shares for each Series A Preferred Share transferred to Newco, (provided that in the case of the Newco Subscriber he shall be allotted and issued one Newco Ordinary Share less than the number set out against his name in column 2 of Schedule 3 (Sellers’ details) to reflect the one Newco Ordinary Share already held by him)), credited as fully paid.

4.                                      COMPLETION

4.1                               Completion

Completion shall occur as soon as reasonably practicable after execution of this Agreement by all of the Sellers when:

(a)                                 each Seller shall deliver (or shall procure to be delivered) to Newco:

(i)                                     a duly completed and executed instrument of transfer in favour of Newco in respect of the Adaptimmune Shares set out opposite his name in columns 2 and 4 of Schedule 3 (Sellers’ details), together with the share certificate(s) for such Adaptimmune Shares (or an indemnity in the form prescribed by Newco in the case of any lost certificate) and any power of attorney or other authority under which those transfers have been executed; and

(ii)                                  the Shareholders’ Agreement duly executed by that Seller;

(b)                                 each Seller that is a party to the Investors’ Rights Agreement shall deliver (or shall procure to be delivered) to Newco the Investors’ Rights Agreement duly executed by that Seller;

(c)                                  the Sellers, having procured prior to the entry into of this Agreement the passing of the Written Resolution, shall each deliver to Newco a copy of the Written Resolution duly executed by that Seller;

(d)                                 the Sellers shall execute and do (or procure to be executed or done) all such other documents, acts or things as are reasonably necessary in order to perfect the title of Newco to, and its registration as holder of, the Adaptimmune Shares; and

(e)                                  Newco shall:

(i)                                     allot and issue, credited as fully paid, the Consideration Shares pursuant to Clause 3 in the numbers set against the Sellers’ respective names in columns 3 and 5 of Schedule 3 (Sellers’ details);

(ii)                                  update the register of members to record the allotment and issue of shares pursuant to the terms of this Agreement;

(iii)                               deliver to each Seller relevant share certificates in respect of the Consideration Shares or retain any such share certificate to be held to the relevant Seller’s order if so requested;

(iv)                              deliver:

(A)                               the Shareholders’ Agreement duly executed by Newco and Adaptimmune to the Sellers;

(B)                               the Investors’ Rights Agreement duly executed by Newco and Adaptimmune to each Seller that is a party to the Investors’ Rights Agreement;

(C)                               the NEA Letter, the Wellington Letter and the Fidelity Letter each duly executed by Newco to the relevant recipient in each case.

4.2                               Parties not obliged to complete

None of the parties shall be obliged to complete this Agreement unless the other parties comply with the requirement of Clause 4.1.

4.3                               Obligation on Newco

If Newco does not otherwise re-register as a public company, Newco shall re-register as a public company in accordance with section 755(3) Companies Act 2006 no later than six months from 12 February 2015 if and to the extent that, in connection with the transactions contemplated by this Agreement, Newco has taken any action that would contravene section 755(1) Companies Act 2006 if Newco did not so re-register.

4.4                               US Internal Revenue Service filing

No later than thirty (30) days after Completion, Newco shall cause Adaptimmune to file with the US Internal Revenue Service a Form 8832 to elect to classify Adaptimmune as an entity disregarded as separate from its owner, Newco, for US federal income tax purposes, with such election to take effect on the second (2nd) day following Completion.

5.                                      NOTICES

All notices and communications relating to this Agreement shall be:

(a)                                 in English and in writing;

(b)                                 delivered by hand or sent by post or facsimile, to the addresses set out for each respective party in this Agreement shown at the start of this Agreement or, in the case of the Sellers, in Schedule 3 (Sellers’ details) (or such other address as may be notified from time to time in accordance with this clause by the relevant party to the other parties);

(c)                                  shall take effect:

(i)                                     if delivered by hand, upon delivery;

(ii)                                  if posted, at the earlier of delivery and, if posted in the United Kingdom by first class registered post, 10.00 a.m. on the second Business Day after posting or if posted outside the United Kingdom by first class registered post, 10.00 a.m. on the fifth Business Day after posting;

(iii)                               if sent by facsimile, when a complete and legible copy of the communication, whether that sent by facsimile or a hard copy sent by post or delivered by hand, has been received at the appropriate address, provided that if any communication would otherwise become effective on a non Business Day or after 5.00 p.m. on a Business Day, it shall instead become effective at 10.00 a.m. on the next Business Day and if it would otherwise become effective at before 9.00 a.m. on a Business Day, it shall instead become effective at 10.00 a.m. on that Business Day.

6.                                      ENTIRE AGREEMENT

6.1                               Entire contract

It is hereby acknowledged that this Agreement constitutes the entire contract between the parties and supersedes all prior agreements, understandings or arrangements (both oral and written) relating to the subject matter of this Agreement.

6.2                               Amendment or variation

No amendment, change or addition to this Agreement shall be effective or binding on any party unless reduced to writing and executed by all the parties hereto.

6.3                               No rights of third parties

No person other than a party hereto shall have any rights under this Agreement. The Contracts (Rights of Third Parties) Act 1999 shall not apply to this Agreement.

7.                                      GENERAL

7.1                               Further assurance and assistance

The parties shall, and shall use all reasonable efforts to procure that any other person shall, do and execute and perform all such further deeds, documents, assurances, acts and things as may reasonably be required to give effect to this Agreement.

7.2                               Agreement binding on successors and permitted assignees

No party shall be entitled to assign or in any other way dispose of any or all of its rights or obligations under this Agreement. This Agreement shall be binding on each party’s successors in title or personal representatives or permitted assigns.

7.3                               Continuing effect

The provisions of this Agreement, to the extent not performed at Completion, shall remain in full force and effect, despite Completion. The Warranties shall not in any respect be extinguished or affected by Completion.

7.4                               Costs

Each party shall be responsible for the costs and expenses incurred by it in connection with the preparation and completion of this Agreement and with the sale and purchase under this Agreement.

7.5                               Waivers

No relaxation, forbearance, indulgence or delay of any party in exercising any right shall be construed as a waiver of the right and shall not affect the ability of that party subsequently to exercise that right or to pursue any remedy.

8.                                      COUNTERPARTS

This Agreement may be executed in any number of counterparts and by the parties on separate counterparts but all the counterparts shall together constitute but one and the same instrument.

9.                                      GOVERNING LAW AND JURISDICTION

9.1                               Governing law

This Agreement shall be governed by and construed in accordance with English law.

9.2                               Jurisdiction

The parties irrevocably agree that the courts of England are to have exclusive jurisdiction to settle any disputes which may arise out of or in connection with this Agreement.

EXECUTION:

The parties have shown their acceptance of the terms of this Agreement by signing it after the Schedules.

SCHEDULE 1

NEWCO WARRANTIES

1.                                      CAPACITY

1.1                               Newco has now, and will at Completion have, power under its articles of association to enter into and perform this Agreement without the necessity for any further sanction or consent by members of Newco or any class of them and all other authorisations, approvals and consents required for the entry into and performance of this Agreement by Newco have been obtained and remain in full force and effect.

1.2                               This Agreement has been duly authorised, executed and delivered by Newco and constitutes, or will constitute, a valid and legally binding agreement of Newco, enforceable in accordance with its terms.

1.3                               The Consideration Shares to be issued pursuant to this Agreement will be duly and validly authorised and issued and will be fully paid; there are no restrictions on the issue of the Consideration Shares by Newco as contemplated in this Agreement and there are no restrictions on subsequent transfers of the Consideration Shares (save as set out in the articles of association of Newco).

2.                                      TRADING

Newco is not and has never been engaged in any manner in the carrying on of any trade or business and (save as expressly provided in or contemplated by this Agreement or in respect of its incorporation):

(a)                                 does not have any indebtedness, mortgages, charges, debentures, guarantees or other commitments or liabilities actual or contingent;

(b)                                 does not have any employees;

(c)                                  is not party to any contract;

(d)                                 has not given any power of attorney or other authority to any person;

(e)                                  is not a party to any litigation or arbitration and there is no litigation arbitration or other legal proceedings pending or threatened against Newco;

(f)                                   is not the lessee of any property; and

(g)                                  does not have any assets.

3.                                      LEGAL REQUIREMENTS

Newco has complied in all material respects with the provisions of the Companies Act 2006 and other relevant legislation.

4.                                      SUBSIDIARIES

Newco has not and has never had any subsidiaries and (save as expressly provided in or contemplated by this Agreement) does not have the benefit of any option or agreement to acquire all or any part of the share or loan capital of any body corporate.

5.                                      CONSTITUTION

The information in paragraph C of the Background is true, complete and accurate in all respects and not (whether by omission or otherwise) misleading.

6.                                      SHARE AND LOAN CAPITAL

Save for options entitled to be granted to existing holders of options to acquire Ordinary Shares (which will replicate their existing options over Ordinary Shares), there is not outstanding any right (whether present or future and whether contingent or not) under which any person may call for the allotment, issue, sale or transfer of any share or loan capital of Newco (including option, pre emption and conversion rights), and there are no claims, liens, charges, equities or encumbrances on the shares of Newco and no dividends or other rights or benefits have been declared made or paid or agreed to be declared made or paid.

7.                                      STATUTORY BOOKS

The statutory books (including all registers and minute books) of Newco have been properly kept and contain a complete and accurate record of the matters which should be dealt with in them, and no notice or allegation that any of them is incorrect or should be rectified has been received.

SCHEDULE 2

SELLER WARRANTIES

1.                                      PURCHASE ENTIRELY FOR OWN ACCOUNT

The Seller hereby confirms, that the Consideration Shares to be acquired by the Seller will be acquired for investment for the Seller’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Seller has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Seller further represents that the Seller does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Consideration Shares. The Seller has not been formed for the specific purpose of acquiring the Consideration Shares.

2.                                      RESTRICTED SECURITIES

The Seller understands that the Consideration Shares have not been, and will not be, registered under the US Securities Act of 1933, as amended (the “Securities Act”), by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Seller’s representations as expressed herein. The Seller understands that the Consideration Shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Seller must hold the Consideration Shares indefinitely unless they are registered with the US Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Seller acknowledges that Newco has no obligation to register or qualify the Consideration Shares, or the Newco Ordinary Shares into which the Newco Preferred Shares may be converted, for resale except as set forth in the Investor’s Rights Agreement. The Seller further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Consideration Shares, and on requirements relating to Newco which are outside of the Seller’s control, and which Newco is under no obligation to fulfil and may not be able to satisfy.

3.                                      NO PUBLIC MARKET

The Seller understands that no public market now exists for the Consideration Shares, and that Newco has made no assurances that a public market will ever exist for the Consideration Shares.

4.                                      LEGENDS

The Seller understands that the Consideration Shares and any securities issued in respect of or exchange for the Consideration Shares, may be notated with one or all of the following legends:

(a)                                 “THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF

1933, AS AMENDED AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED.”

(b)                                 Any legend required by applicable U.K. securities laws or the securities laws of any state to the extent such laws are applicable to the Consideration Shares represented by the certificate, instrument, or book entry so legended.

5.                                      ACCREDITED INVESTOR; REGULATION S

The Seller is either (a) an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act, and/or (b) is a non-US person outside the United States as defined in Regulation S promulgated under the Securities Act.

6.                                      FOREIGN INVESTORS

If the Seller is not a United States person (as defined by Section 7701(a)(3) of the US Internal Revenue Code of 1986), the Seller hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to acquire for the Consideration Shares or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the acquisition of the Consideration Shares, (ii) any foreign exchange restrictions applicable to such acquisition, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the acquisition, holding, redemption, sale, or transfer of the Consideration Shares. The Seller’s acquisition and continued beneficial ownership of the Consideration Shares will not violate any securities or other laws of the Seller’s jurisdiction in each case that are applicable to such Seller.

7.                                      NO GENERAL SOLICITATION

Neither the Seller, nor any of its officers, directors, employees, agents, stockholders or partners has either directly or indirectly, including, through a broker or finder (a) engaged in any general solicitation, or (b) published any advertisement in connection with the offer and acquisition of the Consideration Shares.

8.                                      RESIDENCE

If the Seller is an individual, then the Seller resides in the state or province identified in the address of the Seller set forth in Schedule 3 (Sellers’ details); if the Seller is a partnership, corporation, limited liability company or other entity, then the office or offices of the Seller in which its principal place of business is identified in the address or addresses of the Seller set forth in Schedule 3 (Sellers’ details).

SCHEDULE 3

SELLERS’ DETAILS

		(3)		(5)
	(2)	Number of Newco	(4)	Number of Newco
(1)	Number of Ordinary	Ordinary Shares to be	Number of Series A	Preferred Shares to be
Seller name and address	Shares to be sold	issued	Preferred Shares to be sold	issued
J J Noble	99,726	9,972,599
Flat 12, Victoria Gardens,
15 Marston Ferry Road,
Oxford,
OX2 7EF

N J Cross	290,428	29,042,800
Lashford House,
Church Lane,
Dry Sandford,
Abingdon, Oxfordshire,
OX13 6JP

I M Laing	290,428	29,042,800
4 Charlbury Road,
Oxford,
OX2 6UT

B K Jakobsen	47,365	4,736,500
Flat 7, Lincombe Lodge,
Fox Lane,
Boars Hill,
Oxford
OX1 5DN

		(3)		(5)
	(2)	Number of Newco	(4)	Number of Newco
(1)	Number of Ordinary	Ordinary Shares to be	Number of Series A	Preferred Shares to be
Seller name and address	Shares to be sold	issued	Preferred Shares to be sold	issued
B H Jakobsen	25,125	2,512,500
Long Acre,
Faringdon Road,
Frilford Heath,
Abingdon,
Oxfordshire OX13 6QJ

G E S Robinson	290,428	29,042,800
20 Campden Hill Square,
London W8 7JY

Joanne Noble	7,143	714,300
38 Beech Croft Road,
Oxford OX2 7AZ

W T Chown	14,337	1,433,700
4 Rawlinson Road, Oxford
OX2 6UE

N S Blackwell	94,668	9,466,800
The Ham, Wantage,
Oxfordshire
OX12 9JA

		(3)		(5)
	(2)	Number of Newco	(4)	Number of Newco
(1)	Number of Ordinary	Ordinary Shares to be	Number of Series A	Preferred Shares to be
Seller name and address	Shares to be sold	issued	Preferred Shares to be sold	issued
C Blackwell	46,222	4,622,200
The Ham,
Wantage,
Oxfordshire
OX12 9JA

The Trustees of the Nigel	89,218	8,921,800
Blackwell A&M Trust
The Ham,
Wantage,
Oxfordshire
OX12 9JA

J Pointer	46,920	4,692,000
Heathfield House,
Chilworth Road,
Southampton,
S016 7JZ

J Knowles	70,676	7,067,600
Paradiesstrasse 73,
CH4102 Binningen,
Baselland,
Switzerland

		(3)		(5)
	(2)	Number of Newco	(4)	Number of Newco
(1)	Number of Ordinary	Ordinary Shares to be	Number of Series A	Preferred Shares to be
Seller name and address	Shares to be sold	issued	Preferred Shares to be sold	issued
V E Treves	5,576	557,600
4 Alwyne Place,
London
N1 2NL

Quester Academic GP	15,640	1,564,000
Limited as General Partner
of the Second Isis College
Fund Limited Partnership
Smithfield Business
Centre,
5 St John’s Lane,
London, EC1 4BH

The Chancellor, Masters	7,871	787,100	28,113	2,811,300
and Scholars of the
University of Oxford
University Offices
Wellington Square
Oxford OX1 2JD

		(3)		(5)
	(2)	Number of Newco	(4)	Number of Newco
(1)	Number of Ordinary	Ordinary Shares to be	Number of Series A	Preferred Shares to be
Seller name and address	Shares to be sold	issued	Preferred Shares to be sold	issued
Financial Consultants	13,295	1,329,500	16,939	1,693,900
(Jersey) Limited
a/c 91 - Centenary House,
La Grande Route de St
Pierre,
St Peter, Jersey
JE3 7AY

Nuframe Limited	13,295	1,329,500
Centenary House,
La Grande Route de St
Pierre,
St Peter,
Jersey JE3 7AY

St Catherine’s College in	4,695	469,500	16,939	1,693,900
the University of Oxford
Manor Road
Oxford
OX1 3UJ

Peter Lammer	52,728	5,272,800
Manor Cottage,
Church Lane,
Dry Sandford,
Oxfordshire OX13 6JP

		(3)		(5)
	(2)	Number of Newco	(4)	Number of Newco
(1)	Number of Ordinary	Ordinary Shares to be	Number of Series A	Preferred Shares to be
Seller name and address	Shares to be sold	issued	Preferred Shares to be sold	issued
Helen Katrina Tayton-	18,150	1,815,000
Martin
Brock House,
Sheepdrove,
Lambourn,
Hungerford,
Berks
RG17 7XA

Immunocore Limited	269,767	26,976,700
90 Park Drive,
Milton Park,
Abingdon,
Oxfordshire, OX14 4RY

New Enterprise Associates			592,690	59,269,000
14, Limited Partnership
c/o New Enterprise
Associates
1954 Greenspring Drive,
Suite 600
Timonium, MD 21093

		(3)		(5)
	(2)	Number of Newco	(4)	Number of Newco
(1)	Number of Ordinary	Ordinary Shares to be	Number of Series A	Preferred Shares to be
Seller name and address	Shares to be sold	issued	Preferred Shares to be sold	issued

NEA Ventures 2014, Limited Partnership			170	17,000
c/o New Enterprise Associates
1954 Greenspring Drive,
Suite 600
Timonium, MD 21093

OrbiMed Private Investments V, LP			254,083	25,408,300
c/o OrbiMed Advisors, LLC
601 Lexington Avenue,
54th Floor, New York,
NY10022

SMALLCAP World Fund, Inc.			169,389	16,938,900
c/o Capital Research and Management Company,
Attention: Erik A,
Vayntrub, 333 South Hope
Street, 33rd Floor, Los
Angeles, California 90071

		(3)		(5)
	(2)	Number of Newco	(4)	Number of Newco
(1)	Number of Ordinary	Ordinary Shares to be	Number of Series A	Preferred Shares to be
Seller name and address	Shares to be sold	issued	Preferred Shares to be sold	issued

Beacon Bioventures Fund			135,511	13,551,100
III Limited Partnership
c/o Fidelity Biosciences
One Main Street, 13th Floor
Cambridge, MA 02142

Ridgeback Capital Management LP			118,572	11,857,200
75 Ninth Avenue,
5th Floor
New York, NY 10011

Foresite Capital Fund II, LP			84,694	8,469,400
101 California St.,
Suite 4100
San Francisco, CA 94111

Novo A/S			84,694	8,469,400
Tuborg Havnevej 19
DK-2900 Hellerup
Denmark

		(3)		(5)
	(2)	Number of Newco	(4)	Number of Newco
(1)	Number of Ordinary	Ordinary Shares to be	Number of Series A	Preferred Shares to be
Seller name and address	Shares to be sold	issued	Preferred Shares to be sold	issued

Salthill Investors (Bermuda) L.P.			34,479	3,447,900
c/o Wellington
Management Company, LLP,
280 Congress Street.,
31st Fl.
Boston MA 02210

Salthill Partners, L.P.			50,215	5,021,500
c/o Wellington
Management Company, LLP,
280 Congress Street.,
31st Fl.
Boston MA 02210

Bryan White			11,240	1,124,000
601 Union Street,
56th Floor
Seattle, WA 98103

		(3)		(5)
	(2)	Number of Newco	(4)	Number of Newco
(1)	Number of Ordinary	Ordinary Shares to be	Number of Series A	Preferred Shares to be
Seller name and address	Shares to be sold	issued	Preferred Shares to be sold	issued

QVT Fund V LP			29,738	2,973,800
c/o QVT Financial LP
1177 Avenue of the Americas,
9th Floor
New York, NY 10036

QVT Fund IV LP			5,021	502,100
c/o QVT Financial LP
1177 Avenue of the Americas,
9th Floor
New York, NY 10036

Quintessence Fund L.P.			3,861	386,100
c/o QVT Financial LP
1177 Avenue of the Americas,
9th Floor
New York, NY 10036

		(3)		(5)
	(2)	Number of Newco	(4)	Number of Newco
(1)	Number of Ordinary	Ordinary Shares to be	Number of Series A	Preferred Shares to be
Seller name and address	Shares to be sold	issued	Preferred Shares to be sold	issued

Fourth Avenue Capital Partners LP			34,834	3,483,400
c/o QVT Financial LP
1177 Avenue of the Americas,
9th Floor
New York, NY 10036

Rock Springs Capital Master Fund LP			33,878	3,387,800
650 S. Exeter Street
Suite 1070
Baltimore, MD 21202

venBio Select Fund LLC			33,878	3,387,800
120 West 45th Street
Suite 2802
New York, NY 10036

Merlin Nexus IV, LP			16,939	1,693,900
424 West 33rd Street,
Suite 330
New York, NY 10001

		(3)		(5)
	(2)	Number of Newco	(4)	Number of Newco
(1)	Number of Ordinary	Ordinary Shares to be	Number of Series A	Preferred Shares to be
Seller name and address	Shares to be sold	issued	Preferred Shares to be sold	issued

Sigal Family Investments, LLC			2,541	254,100
32 Brearly Road,
Princeton, NJ 08540

EXECUTION:

ADAPTIMMUNE THERAPEUTICS LIMITED

By:	/s/ Ian Michael Laing

Name:	Ian Michael Laing

Title:	Director

By:	/s/ M. Henry

Name: Margaret Henry
Title: Company Secretary

SIGNED by Ian Michael Laing	)
under a power of attorney dated 13)		/s/ Ian Michael Laing
February 2015, as attorney for JAMES	)
NOBLE:	)

SIGNED by Ian Michael Laing	)
under a power of attorney dated	)	/s/ Ian Michael Laing
16 February 2015, as attorney	)
for NICHOLAS JOHN CROSS:	)

SIGNED by IAN MICHAEL LAING:	)
	)	/s/ Ian Michael Laing

SIGNED by Ian Michael Laing	)
under a power of attorney dated 18)		/s/ Ian Michael Laing
February 2015, as attorney for BENT	)
KARSTEN JAKOBSEN:	)

SIGNED by Ian Michael Laing	)
under a power of attorney dated 18)		/s/ Ian Michael Laing
February 2015, as attorney for BENTE	)
HELKJAER JAKOBSEN:	)

SIGNED by Ian Michael Laing	)
under a power of attorney dated 13)		/s/ Ian Michael Laing
February 2015, as attorney for GEORGE	)
EDWARD SILVANUS ROBINSON:	)

SIGNED by Ian Michael Laing	)
under a power of attorney dated 16)		/s/ Ian Michael Laing
February 2015, as attorney for JOANNE	)
NOBLE:	)

SIGNED by Ian Michael Laing	)
under a power of attorney dated 17)		/s/ Ian Michael Laing
February 2015, as attorney for WILLIAM	)
THOMAS CHOWN:	)

SIGNED by Ian Michael Laing	)
under a power of attorney dated 13)		/s/ Ian Michael Laing
February 2015, as attorney for NIGEL	)
STIRLING BLACKWELL:	)

SIGNED by Ian Michael Laing	)
under a power of attorney dated 17)		/s/ Ian Michael Laing
February 2015, duly authorised for and on	)
behalf of Nigel Stirling Blackwell, Nigel	)
Roots and Jane Maitland as trustees for the	)
NIGEL BLACKWELL A&M TRUST:

SIGNED by Ian Michael Laing	)
under a power of attorney dated 13)		/s/ Ian Michael Laing
February 2015, as attorney for	)
CHRISTINA BLACKWELL:	)

SIGNED by Ian Michael Laing	)
under a power of attorney dated 16)		/s/ Ian Michael Laing
February 2015, as attorney for JANET	)
POINTER:	)

SIGNED by Ian Michael Laing	)
under a power of attorney dated 15)		/s/ Ian Michael Laing
February 2015, as attorney for	)
JONATHAN KNOWLES:	)

SIGNED by Ian Michael Laing	)
under a power of attorney dated 16)		/s/ Ian Michael Laing
February 2015, as attorney for VANNI	)
EMMANUELE TREVES:	)

SIGNED by Ian Michael Laing	)
under a power of attorney dated 20)		/s/ Ian Michael Laing
February 2015, duly authorised for and on	)
behalf of Quester Academic G.P. Limited	)
as general partner of the SECOND ISIS	)
COLLEGE FUND LIMITED	)
PARTNERSHIP:

THE CHANCELLOR MASTERS AND

SCHOLARS OF THE UNIVERSITY

OF OXFORD:

By:	/s/ Christopher Towler

Name:	Christopher Towler

Title:	Director, OSEM

For and on behalf of
THE CHANCELLOR, MASTERS
AND SCHOLARS OF THE
UNIVERSITY OF OXFORD

SIGNED by Ian Michael Laing	)
under a power of attorney dated 16)		/s/ Ian Michael Laing
February 2015, duly authorised for and on	)
behalf of FINANCIAL CONSULTANTS	)
(JERSEY) LIMITED:	)

SIGNED by Ian Michael Laing	)
under a power of attorney dated 16)		/s/ Ian Michael Laing
February 2015, duly authorised for and on	)
behalf of NUFRAME LIMITED:	)

SIGNED by Ian Michael Laing	)
under a power of attorney dated 13)		/s/ Ian Michael Laing
February 2015, duly authorised for and on	)
behalf of ST CATHERINE’S COLLEGE in	)
the UNIVERSITY OF OXFORD:

SIGNED by Ian Michael Laing	))
under a power of attorney dated 17))		/s/ Ian Michael Laing
February 2015, as attorney for PETER	)
LAMMER:	)

SIGNED by Ian Michael Laing	))
under a power of attorney dated 19))		/s/ Ian Michael Laing
February 2015, as attorney for HELEN	)
KATRINA TAYTON-MARTIN:	)

SIGNED by Ian Michael Laing	)
under a power of attorney dated 16)		/s/ Ian Michael Laing
February 2015, duly authorised for and on	)
behalf of IMMUNOCORE LIMITED:	)

New Enterprise Associates 14, Limited Partnership

By: NEA Partners 14, Limited Partnership,

its General Partner

By: NEA 14 GP, LTD, its General Partner

By:	/s/ Louis Citron

Name: Louis Citron
Title: Chief Legal Officer

By: NEA Ventures 2014, Limited Partnership

By:	/s/ Louis Citron

Name: Louis Citron
Title: Vice President

OrbiMed Private Investments V, L.P.

By: OrbiMed Capital GP V LLC, its

General Partner

By: OrbiMed Advisors LLC, its

Managing Member

By:	/s/ Carl Gordon

Name:	Carl Gordon
Title:	Member

SMALLCAP World Fund, Me.

By: Capital Research and Management Company,

for and on behalf of SMALLCAP World Fund,

Inc., as beneficial holder, and Clipperbay & Co.

(HG22), as nominee for

SMALLCAP World Fund, Inc.

By:	/s/ Walter R. Burkley

Name:	Walter R. Burkley

Title:	Authorized Signatory

BEACON BIOVENTURES FUND III

LIMITED PARTNERSHIP

By: Beacon Bioventures Advisors Fund III

Limited Partnership,

its General Partner

By: Impresa Management LLC,

its General Partner

By:	/s/ Mary Bevelock Pendergast

Name: Mary Bevelock Pendergast
Title: Vice President

Ridgeback Capital Management LP

By:	/s/ Christian Sheldon

Name:	Christian Sheldon

Title:	C.T.O

Foresite Capital Fund II, L.P.

By: Foresite Capital Management II, LLC

Its: General Partner

By:	/s/ Dennis D. Ryan

Name: Dennis D. Ryan
Title: CFO

Novo A/S

By:	/s/ Thomas Dyrberg

Name: Thomas Dyrberg
Title: Senior Partner

Novo A/S Tuborg Havnevej 19 DK-2900 Hellerup Denmark

Salthill Investors (Bermuda) L.P.

By: Wellington Management Company LLP

as investment adviser

By:	/s/ Steven M. Hoffman

Name:	Steven M. Hoffman
Title:	Managing Director and Counsel

Salthill Partners, L.P.

By: Wellington Management Company LLP

as investment adviser

By:	/s/ Steven M. Hoffman

Name:	Steven M. Hoffman
Title:	Managing Director and Counsel

Fourth Avenue Capital Partners LP, by its General Partner,

Fourth Avenue Capital Partners GP LLC

By:	/s/ Tracy Fu

Name: Tracy Fu
Title: Managing Member

QVT Fund V LP, by its General Partner,

QVT Associates GP LLC

By:	/s/ Tracy Fu

Name: Tracy Fu
Title: Managing Member

Bryan White

By:	/s/ Bryan White

Quintessence Fund L.P., its General Partner,

QVT Associates GP LLC

By:	/s/ Tracy Fu

Name: Tracy Fu
Title: Managing Member

QVT Fund IV LP, by its General Partner,

QVT Associates GP LLC

By:	/s/ Tracy Fu

Name: Tracy Fu
Title: Managing Member

Rock Springs Capital Master Fund LP

Rock Springs GP LLC

Its: General Partner

By:	/s/ Kris Jenner

Name: Kris Jenner
Title: Managing Director (Member)

venBio Select Fund LLC

By:	/s/ Scott Epstein

Name: Scott Epstein
Title: CFO & CCO, venBio Select Fund LLC

Merlin Nexus IV, LP

By:	/s/ Alberto Bianchinotti

Name:	Alberto Bianchinotti

Title:	CFO

Sigal Family Investments, LLC

By:	/s/ Elliott Sigal

Name:	Elliott Sigal
Title:	Manager